Exhibit 99.3

Teletronics International, Inc.

Unaudited Pro Forma Combined Financial Information

Introduction

On October 30, 2014, the shareholders of Shanghai WWT IOT Technology Co., Ltd. agreed to transfer 100% interest owned in Shanghai WWT IOT Technology Co., Ltd. to Teletronics (Beijing) Science & Technology Co., Ltd, a wholly owned subsidiary of Teletronics International, Inc. As a result of the transaction, Teletronics would acquire 100% ownership of Shanghai WWT IOT Technology Co., Ltd. as its 100% wholly owned.

The unaudited pro forma combined balance sheet combines (i) the historical consolidated balance sheets of Teletronics and WWT, giving effect to the acquisition as if it had been consummated on September 30, 2014, and (ii) the unaudited pro forma combined statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013, giving effect to the acquisition as if it had occurred on January 1, 2013.

The historical consolidated financial statements of Teletronics and WWT have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of operating results that would have been achieved had the transaction been completed as of January 1, 2013 and does not intend to project the future financial results of Teletronics after the transaction. The unaudited pro forma condensed combined balance sheet does not purport to reflect what Teletronics’ financial condition would have been had the transactions closed on September 30, 2014 or for any future or historical period. The unaudited pro forma condensed combined statements of operations and balance sheet are based on certain assumptions, described in the accompanying notes, which management believes are reasonable and do not reflect the cost of any integration activities or the benefits from the acquisition and synergies that may be derived from any integration activities. There is no material transactions between Teletronics and Shanghai WWT IOT Technology Co., Ltd. during the periods presented in the unaudited condensed combined financial information that would need to be eliminated.

TELETRONICS INTERNATIONAL, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

	Teletronics	Shanghai WWT IOT	Proforma adjustments	Proforma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$573,963	$56,201	$-	$630,164
Accounts receivable, net	77,299	301,412	-	378,711
Accounts receivable-related party	382,337	-	-	382,337
Other receivable	159,405	237,158	-	396,563
Costs in excess of billings on uncompleted contracts (“CIE”)	-	394,657	-	394,657
Inventories, net	497,753	622,639	-	1,120,392
Prepaid expenses and other current assets	49,406	31,039	-	80,445

Total current assets	1,740,163	1,643,106	-	3,383,269
Property and equipment, net	7,284	164,365	-	171,649
Intangible assets	-	8,330	-	8,330
Claims and accounts receivable	-	49,631	-	49,631
Restricted cash	200,156	-	-	200,156
Other assets	12,379	6,845	-	19,224

Total assets	$1,959,982	$1,872,277	$-	$3,832,259

LIABILITIES AND STOCKHOLDERS’ DEFICT

Current Liabilities:
Accounts payable	$36,523	$288,328	$-	$324,851
Billings in excess of costs on uncompleted contracts (“BIE”)	-	280,894	-	280,894
Deferred compensation	547,213	-	-	547,213
Convertible debentures	80,000	-	-	80,000
Accrued expenses and other current liabilities	181,549	283,062	-	464,611

Total current liabilities	845,285	852,284	-	1,697,569

Convertible debentures-non-current	409,000	-	-	409,000
Loan from related party	-	3,120,447	-	3,120,447
Total liabilities	1,254,285	3,972,731	-	5,227,016

Stockholders’ Equity (Deficit):
Common Stock	177,451	-	-	177,451
Additional Paid in capital	17,399,778	1,576,568	-	18,976,346
Accumulated deficit	(16,868,665)	(3,682,761)	-	(20,551,426)
Accumulated other comprehensive income (loss)	(2,867)	5,739	-	2,872

Total stockholders’ equity (deficit)	705,697	(2,100,454)	-	(1,394,757)

Total liabilities and stockholders’ equity (deficit)	$1,959,982	$1,872,277	$-	$3,832,259

See accompanying to Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

TELETRONICS INTERNATIONAL, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Nine Months Ended September 30, 2014

	Teletronics	Shanghai WWT IOT	Proforma adjustments	Proforma Combined
Net revenue	$1,417,362	$732,630	$-	$2,149,992

Cost of revenue	373,989	699,496	-	1,073,485

Gross profit	1,043,373	33,134	-	1,076,507

Operating expenses				-
General and administrative	1,120,781	702,334	-	1,823,115
Sales and marketing	24,553	472,798	-	497,351
Stock-based compensation	218,372	-	-	218,372

Total operating expenses	1,363,706	1,175,132	-	2,538,838

Income (Loss) from operations	(320,333)	(1,141,998)	-	(1,462,331)

Other (income) expense
Interest expense	32,158	-	-	32,158
Interest income	(1,114)	2,151	-	1,037
Equity in loss of unconsolidated investees	99,676	-	-	99,676
Gain on sale of long-term investment	(3,252)	-	-	(3,252)
Other income, net	1,474	(702)	-	772
Total other (income) loss, net	128,942	1,449	-	130,391

Income before provision for income taxes	(449,275)	(1,143,447)	-	(1,592,722)

Provision for income taxes	2,444	-	-	2,444

Net loss	$(451,719)	$(1,143,447)	$-	$(1,595,166)

Other comprehensive loss, net of tax:
Cumulative translation adjustments (“CTA”)	(299)	8,227	-	7,928
Total other comprehensive loss, net of tax	$(452,018)	$(1,135,220)	$-	$(1,587,238)

Net Income (Loss) Per Common Share:
Basic	$(0.03)			$(0.09)
Diluted	$(0.03)			$(0.09)
Weighted Average Common Shares Outstanding
Basic	17,616,569			17,616,569
Diluted	17,616,569			17,616,569

See accompanying to Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

TELETRONICS INTERNATIONAL, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Year Ended December 31, 2013

	Teletronics	Shanghai WWT IOT	Proforma adjustments	Proforma Combined

Net revenue	$2,380,814	$419,928	$-	$2,800,742

Cost of revenue	858,762	435,395	-	1,294,157

Gross profit	1,522,052	(15,467)	-	1,506,585

Operating expenses
General and administrative	1,375,412	917,392	-	2,292,804
Sales and marketing	6,006	570,603	-	576,609

Total operating expenses	1,381,418	1,487,995	-	2,869,413

Income (Loss) from operations	140,634	(1,503,462)	-	(1,362,828)

Other (income) expense
Interest expense	93,531	-	-	93,531
Interest income	(565)	(404)	-	(969)
Equity in loss of unconsolidated investees	223,771	-	-	223,771
Other income, net	(51,209)	(892)	-	(52,101)

Total other (income) loss, net	265,528	(1,296)	-	264,232

Income before provision for income taxes	(124,894)	(1,502,166)	-	(1,627,060)

Provision for income taxes	4,620	-	-	4,620

Net loss	$(129,514)	$(1,502,166)	$-	$(1,631,680)

Other comprehensive loss, net of tax:
Cumulative translation adjustments (“CTA”)	(2,378)	(11,353)	-	(13,731)
Total other comprehensive loss, net of tax	$(131,892)	$(1,513,519)	$-	$(1,645,411)

Net Income (Loss) Per Common Share:
Basic	$(0.01)			$(0.10)
Diluted	$(0.01)			$(0.10)
Weighted Average Common Shares Outstanding
Basic	15,997,528			15,997,528
Diluted	15,997,528			15,997,528

See accompanying to Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

TELETRONICS INTERNATIONAL, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

On October 30, 2014, Teletronics International, Inc. announced that we had concluded the acquisition of Shanghai WWT IOT Technology Co. Ltd., a leading Internet of Things (IOT) technology provider in China. Upon the acquisition, the shareholders of Shanghai WWT IOT Technology Co., Ltd. agreed to transfer 100% interest owned in Shanghai WWT IOT Technology Co., Ltd. to Teletronics (Beijing) Science & Technology Co., Ltd, a wholly owned subsidiary of Teletronics International, Inc. As a result of the transaction, Teletronics would acquire 100% ownership of Shanghai WWT IOT Technology Co., Ltd. as its 100% wholly owned subsidiary.

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Teletronics International Inc. and Shanghai WWT IOT Technology Co., Ltd, after giving effect to the acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the acquisition on Shanghai WWT IOT.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of our and Shanghai WWT IOT’s operations.

The unaudited pro forma condensed combined balance sheet reflects the acquisition as if it has been consummated on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013, reflects the acquisition as if it had occurred on January 1, 2013.

Note 2. Pro Forma Adjustments

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available. However, such adjustments are subject to change as additional information is obtained.